Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, 1992 Disinterested Director Stock Option Plan and options and warrants granted outside of the above-referenced plans under individual written compensation contracts with employees and consultants of United Waste Systems, Inc. for the registration of up to 2,039,577 shares of its common stock, of our report dated February 20, 1996 with respect to the consolidated financial statements of United Waste Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, and of our report dated June 28, 1996, except for Note 13 as to which the date is August 22, 1996, with respect to the supplemental consolidated financial statements of United Waste Systems, Inc. included in its Current Report on Form 8-K dated June 28, 1996, filed with the Securities and Exchange Commission.

                                   ERNST & YOUNG LLP


MetroPark, New Jersey
October 18, 1996